Exhibit 99.1
Freddie Mac Reports Net Income of $3.2 Billion for Fourth Quarter 2024
and $11.9 Billion for Full-Year 2024

Making Home Possible for 1.6 Million Households in 2024
•Financed 1.0 million mortgages, with 53% of eligible loans affordable to low- to moderate-income families.
•First-time homebuyers represented 52% of new single-family home purchase loans.
•Financed 553,000 rental units, with 93% of eligible units affordable to low- to moderate-income families.

Fourth Quarter 2024 Financial Results

During Fourth Quarter 2024		As of December 31, 2024
Market Liquidity Provided $130 Billion	Homes and Rental Units Financed 539,000	Net Worth $60 Billion	Total Mortgage Portfolio $3.6 Trillion

Consolidated
•Net income of $3.2 billion, an increase of 11% year-over-year, primarily driven by higher net revenues, partially offset by a provision for credit losses in the current period compared to a benefit for credit losses in the prior period.
•Net revenues of $6.3 billion, an increase of 18% year-over-year, primarily driven by higher net interest income and higher non-interest income.
•Provision for credit losses of $0.1 billion in the fourth quarter of 2024 compared to a benefit for credit losses of $0.5 billion in the fourth quarter of 2023.
•New business activity of $100 billion, up from $73 billion in the fourth quarter of 2023, as both home purchase and refinance volume increased. Full-year 2024 activity of $346 billion, up 15% year-over-year.
•Mortgage portfolio of $3.1 trillion, up 2% year-over-year.
•Serious delinquency rate of 0.59%, up from 0.54% at September 30, 2024 and up from 0.55% at December 31, 2023.
•Completed approximately 20,000 loan workouts.
•62% of mortgage portfolio covered by credit enhancements.
•New business activity of $30 billion, up from $16 billion in the fourth quarter of 2023. Full-year 2024 activity of $65 billion, up 35% year-over-year.
•Mortgage portfolio of $467 billion, up 6% year-over-year.
•Delinquency rate of 0.40%, up from 0.39% at September 30, 2024 and 0.28% at December 31, 2023.
•91% of mortgage portfolio covered by credit enhancements.

“Today Freddie Mac reported strong 2024 earnings of $11.9 billion and a net worth of $60 billion. We delivered $411 billion of liquidity into the U.S. housing finance system, helping 1.6 million families buy, refinance or rent a home in 2024. We also prepared tens of thousands of borrowers and renters for future success through financial education, credit building tools, and programs designed to encourage sustainable, affordable homeownership and rental opportunities. I want to thank Freddie Mac’s committed staff and lenders of all sizes, across the country, who helped make this outcome possible.”

Diana W. Reid
Chief Executive Officer

Net Revenues $6.3 Billion Net Income $3.2 Billion Comprehensive Income $3.2 Billion

Single-Family

Net Revenues $5.2 Billion Net Income $2.6 Billion Comprehensive Income $2.6 Billion

Multifamily

Net Revenues $1.1 Billion Net Income $0.7 Billion Comprehensive Income $0.6 Billion

Freddie Mac Fourth Quarter and Full-Year 2024 Financial Results
February 13, 2025

McLean, VA — Freddie Mac (OTCQB: FMCC) today reported net income of $3.2 billion for the fourth quarter of 2024, an increase of 11% year-over-year, primarily driven by higher net revenues, partially offset by a provision for credit losses in the current period compared to a benefit for credit losses in the prior period.
Net revenues were $6.3 billion for the fourth quarter of 2024, up 18% year-over-year, primarily driven by higher net interest income and higher non-interest income. Net interest income for the fourth quarter of 2024 was $5.1 billion, up 6% year-over-year, primarily driven by continued mortgage portfolio growth and lower funding costs due to increasing net worth. Non-interest income for the fourth quarter of 2024 was $1.3 billion, compared to $0.6 billion for the fourth quarter of 2023, primarily driven by an increase in net investment gains.
Provision for credit losses was $0.1 billion for the fourth quarter of 2024 compared to a benefit for credit losses of $0.5 billion for the fourth quarter of 2023.
Full-Year 2024 Financial Results
Freddie Mac reported net income of $11.9 billion for full-year 2024, an increase of 13% year-over-year, primarily driven by higher net revenues, partially offset by a credit reserve build in Single-Family in the current period compared to a credit reserve release in Single-Family in the prior period.
Net revenues were $23.9 billion for full-year 2024, up 13% year-over-year, driven by higher net interest income and higher non-interest income. Net interest income for full-year 2024 was $19.7 billion, up 6% year-over-year, primarily driven by continued mortgage portfolio growth and lower funding costs due to increasing net worth. Non-interest income was $4.2 billion for full-year 2024, up 55% year-over-year, primarily driven by an increase in net investment gains.
Provision for credit losses was $0.5 billion for full-year 2024, primarily driven by a credit reserve build in Single-Family attributable to new acquisitions. The benefit for credit losses of $0.9 billion for full-year 2023 was primarily driven by a credit reserve release in Single-Family due to improvements in house prices.
Summary of Consolidated Statements of Income and Comprehensive Income

(Dollars in millions)	4Q 2024	3Q 2024	Change	4Q 2023	Change	2024	2023
Net interest income	$5,051	$4,999	$52	$4,769	$282	$19,737	$18,542
Non-interest income	1,278	839	439	604	674	4,175	2,687
Net revenues	6,329	5,838	491	5,373	956	23,912	21,229
(Provision) benefit for credit losses	(92)	191	(283)	467	(559)	(476)	872
Non-interest expense	(2,219)	(2,183)	(36)	(2,190)	(29)	(8,658)	(8,902)
Income before income tax expense	4,018	3,846	172	3,650	368	14,778	13,199
Income tax expense	(796)	(741)	(55)	(736)	(60)	(2,920)	(2,661)
Net income	3,222	3,105	117	2,914	308	11,858	10,538
Other comprehensive income (loss) , net of taxes and reclassification adjustments	(37)	62	(99)	147	(184)	(5)	166
Comprehensive income	$3,185	$3,167	$18	$3,061	$124	$11,853	$10,704

Conservatorship metrics (in millions)
Net worth	$59,575	$56,390	$3,185	$47,722	$11,853	$59,575	$47,722
Senior preferred stock liquidation preference	129,038	125,871	3,167	117,309	11,729	129,038	117,309
Remaining Treasury funding commitment	140,162	140,162	—	140,162	—	140,162	140,162
Cumulative dividend payments to Treasury	119,680	119,680	—	119,680	—	119,680	119,680
Cumulative draws from Treasury	71,648	71,648	—	71,648	—	71,648	71,648

Freddie Mac Fourth Quarter and Full-Year 2024 Financial Results
February 13, 2025

Single-Family Segment
Financial Results
Net Revenues
(In billions)

Net Income
(In billions)
Comprehensive Income
(In billions)

(Dollars in millions)	4Q 2024	3Q 2024	Change	4Q 2023	Change	2024	2023
Net interest income	$4,698	$4,692	$6	$4,532	$166	$18,513	$17,657
Non-interest income	497	364	133	245	252	1,306	610
Net revenues	5,195	5,056	139	4,777	418	19,819	18,267
(Provision) benefit for credit losses	(38)	99	(137)	548	(586)	(374)	1,172
Non-interest expense	(1,971)	(1,966)	(5)	(1,997)	26	(7,783)	(8,118)
Income before income tax expense	3,186	3,189	(3)	3,328	(142)	11,662	11,321
Income tax expense	(631)	(616)	(15)	(670)	39	(2,305)	(2,282)
Net income	2,555	2,573	(18)	2,658	(103)	9,357	9,039
Total other comprehensive income (loss), net of taxes and reclassification adjustments	(1)	10	(11)	15	(16)	(1)	10
Comprehensive income	$2,554	$2,583	($29)	$2,673	($119)	$9,356	$9,049
Fourth Quarter 2024
Net income of $2.6 billion, down 4% year-over-year.
•Net revenues were $5.2 billion, up 9% year-over year. Net interest income was $4.7 billion, up 4% year-over-year, primarily driven by continued mortgage portfolio growth and lower funding costs due to increasing net worth.
•Provision for credit losses of $38 million for the fourth quarter of 2024 compared to a benefit for credit losses of $0.5 billion for the fourth quarter of 2023.
Full-Year 2024
Net income of $9.4 billion, up 4% year-over-year.
•Net revenues were $19.8 billion, up 8% year-over-year. Net interest income was $18.5 billion, up 5% year-over-year, primarily driven by continued mortgage portfolio growth and lower funding costs due to increasing net worth. Non-interest income was $1.3 billion, up from $0.6 billion for full-year 2023, due to impacts from interest-rate risk management activities.
•Provision for credit losses was $0.4 billion for full-year 2024, primarily driven by a credit reserve build attributable to new acquisitions. The benefit for credit losses was $1.2 billion for full-year 2023, primarily driven by a credit reserve release due to improvements in house prices.

Freddie Mac Fourth Quarter and Full-Year 2024 Financial Results
February 13, 2025

Single-Family Segment
Business Results
New Business Activity
(UPB in billions)

Mortgage Portfolio
(UPB in billions)

Serious Delinquency Rate

	4Q 2024	3Q 2024	Change	4Q 2023	Change	2024	2023
New Business Statistics:
Single-Family homes funded (in thousands)	294	284	10	236	58	1,029	955
Purchase borrowers (in thousands)	212	235	(23)	199	13	820	806
Refinance borrowers (in thousands)	82	49	33	37	45	209	149
Affordable to low- to moderate-income families (%)(1)	53	51	2	56	(3)	53	56
First-time homebuyers (%)(2)	52	51	1	51	1	52	51
Average estimated guarantee fee rate (bps)	55	57	(2)	56	(1)	55	56
Weighted average original loan-to-value (LTV) (%)	77	77	—	77	—	77	78
Weighted average original credit score	756	755	1	752	4	755	752
Portfolio Statistics:
Average estimated guarantee fee rate (bps)	49	49	—	48	1	49	48
Weighted average current LTV (%)	52	52	—	52	—	52	52
Weighted average current credit score	755	755	—	755	—	755	755
Loan count (in millions)	13.9	13.8	0.1	13.7	0.2	13.9	13.7
Credit-Related Statistics:
Loan workout activity (in thousands)	20	18	2	19	1	77	81
Allowance for credit losses to total loans outstanding (%)(3)	0.21	0.21	—	0.20	0.01	0.21	0.20
Credit enhancement coverage (%)	62	62	—	61	1	62	61
(1) Eligible loans acquired affordable to families earning at or below 120% of area median income (AMI).
(2) Calculated as a percentage of purchase borrowers with loans secured by primary residences.
(3) Calculated as the allowance for credit losses on mortgage loans held-for-investment divided by the amortized cost basis of mortgage loans held-for-investment for which the fair value option has not been elected.
Business Highlights
•New business activity of $100 billion in the fourth quarter of 2024, up from $73 billion in the fourth quarter of 2023, as both home purchase and refinance volume increased due to lower mortgage interest rates during the second half of 2024. Financed 294,000 mortgages and enabled 100,000 first-time homebuyers to purchase a home in the fourth quarter of 2024.
•Credit enhancement coverage of the Single-Family mortgage portfolio increased to 62% at December 31, 2024, up from 61% at December 31, 2023.

Freddie Mac Fourth Quarter and Full-Year 2024 Financial Results
February 13, 2025

Multifamily Segment
Financial Results

Net Revenues
(In billions)

Net Income
(In billions)

Comprehensive Income
(In billions)

(Dollars in millions)	4Q 2024	3Q 2024	Change	4Q 2023	Change	2024	2023
Net interest income	$353	$307	$46	$237	$116	$1,224	$885
Non-interest income	781	475	306	359	422	2,869	2,077
Net revenues	1,134	782	352	596	538	4,093	2,962
(Provision) benefit for credit losses	(54)	92	(146)	(81)	27	(102)	(300)
Non-interest expense	(248)	(217)	(31)	(193)	(55)	(875)	(784)
Income before income tax expense	832	657	175	322	510	3,116	1,878
Income tax expense	(165)	(125)	(40)	(66)	(99)	(615)	(379)
Net income	667	532	135	256	411	2,501	1,499
Total other comprehensive income (loss), net of taxes and reclassification adjustments	(36)	52	(88)	132	(168)	(4)	156
Comprehensive income	$631	$584	$47	$388	$243	$2,497	$1,655
Fourth Quarter 2024
Net income of $0.7 billion, up from $0.3 billion in the fourth quarter of 2023.
•Net revenues were $1.1 billion for the fourth quarter of 2024, up 90% year-over-year. Net interest income was $0.4 billion, up 49% year-over-year, primarily driven by continued mortgage portfolio growth. Non-interest income was $0.8 billion, up from $0.4 billion in the fourth quarter of 2023, primarily driven by favorable fair value changes from spreads on mortgage assets, net impacts from index lock activities, and impacts from economic hedges of investment securities classified as available-for-sale.
Full-Year 2024
Net income of $2.5 billion, up 67% year-over-year.
•Net revenues were $4.1 billion, up 38% year-over-year. Net interest income was $1.2 billion, up 38% year-over-year, primarily driven by continued mortgage portfolio growth. Non-interest income was $2.9 billion, up 38% year-over-year, primarily driven by higher revenues from held-for-sale loan purchase and securitization activities, lower realized losses on sales of available-for-sale securities, and net impacts from index lock activities.
•Provision for credit losses was $0.1 billion for full-year 2024, primarily driven by a credit reserve build attributable to deterioration in overall loan performance and new loan purchases, partially offset by a credit reserve release due to enhancements in our credit loss estimation process. The provision for credit losses was $0.3 billion for full-year 2023, primarily driven by a credit reserve build due to increased uncertainty in forecasted economic and multifamily market conditions as well as deterioration in overall loan performance.

Freddie Mac Fourth Quarter and Full-Year 2024 Financial Results
February 13, 2025

Multifamily Segment
Business Results
New Business Activity
(UPB in billions)

Mortgage Portfolio
(UPB in billions)
Delinquency Rate

	4Q 2024	3Q 2024	Change	4Q 2023	Change	2024	2023
New Business Statistics:
Number of rental units financed (in thousands)(1)	245	131	114	155	90	553	447
Affordable to low-income families (%)(2)	65	68	(3)	67	(2)	65	67
Affordable to low- to moderate-income families (%)(3)	93	94	(1)	94	(1)	93	92
Weighted average original LTV (%)	64	63	1	59	5	62	59
Weighted average original debt service coverage ratio(4)	1.30	1.28	0.02	1.27	0.03	1.29	1.27
Securitization Statistics:
Securitization issuance (UPB in billions)	$21	$12	$9	$15	$6	$55	$53
Senior subordinate	9	7	2	11	(2)	30	36
Fully guaranteed	12	5	7	4	8	25	17
Portfolio Statistics:
Average guarantee fee rate charged (bps)	51	49	2	46	5	51	46
Credit-Related Statistics:
Allowance for credit losses to total loans outstanding (%)(5)	0.46	0.49	(0.03)	0.57	(0.11)	0.46	0.57
Credit enhancement coverage (%)	91	93	(2)	94	(3)	91	94
(1) Includes rental units financed by supplemental loans.
(2) Eligible units acquired affordable to families earning at or below 80% of AMI.
(3) Eligible units acquired affordable to families earning at or below 120% of AMI.
(4) Assumes monthly payments that reflect amortization of principal.
(5) Calculated as the allowance for credit losses on mortgage loans held-for-investment divided by the amortized cost basis of mortgage loans held-for-investment for which the fair value option has not been elected.
Business Highlights
•New business activity of $30 billion in the fourth quarter of 2024, up 88% year-over-year, primarily driven by increased demand for multifamily financing as a result of lower mortgage interest rates during the third quarter of 2024, coupled with executing on our competitive strategies.
•The company provided financing for 245,000 multifamily rental units in the fourth quarter of 2024. 65% of eligible multifamily rental units financed in the fourth quarter of 2024 were affordable to low-income families.
•Fully guaranteed securitization issuance UPB increased, representing a larger percentage of total securitization issuance UPB in the fourth quarter of 2024 compared to the fourth quarter of 2023, and driving a higher average portfolio guarantee fee rate.
•The Multifamily delinquency rate increased to 0.40% at December 31, 2024, from 0.28% at December 31, 2023, primarily driven by an increase in delinquent floating rate loans including small balance loans that are in their floating rate period. As of December 31, 2024, 97% of the delinquent loans in the Multifamily mortgage portfolio had credit enhancement coverage.

Freddie Mac Fourth Quarter and Full-Year 2024 Financial Results
February 13, 2025

About Freddie Mac’s Conservatorship
Since September 2008, Freddie Mac has been operating under conservatorship with FHFA as Conservator. The support provided by Treasury pursuant to the Purchase Agreement enables the company to maintain access to the debt markets and have adequate liquidity to conduct its normal business operations. The amount of funding available to Freddie Mac under the Purchase Agreement was $140.2 billion at December 31, 2024.
Pursuant to the Purchase Agreement, Freddie Mac will not be required to pay a dividend to Treasury on the senior preferred stock until it has built sufficient capital to meet the capital requirements and buffers set forth in the Enterprise Regulatory Capital Framework. As a result, the company was not required to pay a dividend to Treasury on the senior preferred stock in December 2024. As the company builds capital during this period, the quarterly increases in its Net Worth Amount have been, or will be, added to the aggregate liquidation preference of the senior preferred stock. The liquidation preference of the senior preferred stock increased to $129.0 billion on December 31, 2024 based on the increase in the Net Worth Amount during the third quarter of 2024, and will increase to $132.2 billion on March 31, 2025 based on the increase in the Net Worth Amount during the fourth quarter of 2024.
Additional Information
For more information, including information related to Freddie Mac’s financial results, conservatorship, and related matters, see the company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the company’s Fourth Quarter 2024 Financial Results Supplement. These documents are available on the Investor Relations page of the company’s website at www.FreddieMac.com.
Additional information about Freddie Mac and its business is also set forth in the company’s other filings with the SEC, which are available on the Investor Relations page of the company’s website at www.FreddieMac.com and the SEC’s website at www.sec.gov. Freddie Mac encourages all investors and interested members of the public to review these materials for a more complete understanding of the company’s financial results and related disclosures.
Webcast Announcement
Management will host a conference call at 9 a.m. Eastern Time on February 13, 2025, to share the company’s results with the media. The conference call will be concurrently webcast. To access the audio webcast, use the following link: https://edge.media-server.com/mmc/p/eexse2bm. The replay will be available on the company’s website at www.FreddieMac.com for approximately 30 days. All materials related to the call will be available on the Investor Relations page of the company’s website at www.FreddieMac.com.

Media Contact: Frederick Solomon (703) 903-3861	Investor Contact: Mahesh Lal (571) 382-4732

*    *    *    *
This press release contains forward-looking statements, which may include statements pertaining to the conservatorship, the company’s current expectations and objectives for its Single-Family and Multifamily segments, its efforts to assist the housing market, liquidity and capital management, economic and market conditions and trends including, but not limited to, changes in house prices and house price forecasts, its market share, the effect of legislative and regulatory developments and new accounting guidance, the credit quality of loans the company owns or guarantees, the costs and benefits of the company’s CRT transactions, the impact of banking crises or failures, the effects of natural disasters or catastrophic events and actions taken in response thereto on its business, results of operations, and financial condition. Forward-looking statements involve known and unknown risks and uncertainties, some of which are beyond the company’s control. Management’s expectations for the company’s future necessarily involve a number of assumptions, judgments, and estimates, and various factors, including changes in economic and market conditions, liquidity, mortgage spreads, credit outlook, actions by the U.S. government (including FHFA, Treasury, and Congress) and state and local governments, changes in the fiscal and monetary policies of the Federal Reserve, the impact of any downgrade in our credit ratings or those of the U.S. government, and the impacts of legislation or regulations and new or amended accounting guidance, that could cause actual results to differ materially from these expectations. These assumptions, judgments, estimates, and factors are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2024, which is available on the Investor Relations page of the company’s website at www.FreddieMac.com and the SEC’s website at www.sec.gov. The company undertakes no obligation to update

Freddie Mac Fourth Quarter and Full-Year 2024 Financial Results
February 13, 2025

forward-looking statements it makes to reflect events or circumstances occurring after the date of this press release.
Freddie Mac’s mission is to make home possible for families across the nation. Freddie Mac promotes liquidity, stability, affordability and equity in the housing market throughout all economic cycles. Since 1970, Freddie Mac has helped tens of millions of families buy, rent or keep their home.

Freddie Mac Fourth Quarter and Full-Year 2024 Financial Results
February 13, 2025

FREDDIE MAC
Consolidated Statements of Income and Comprehensive Income

(In millions, except share-related amounts)	4Q 2024	3Q 2024	4Q 2023	2024	2023
Net interest income
Interest income	$30,619	$29,809	$27,822	$117,877	$105,363
Interest expense	(25,568)	(24,810)	(23,053)	(98,140)	(86,821)
Net interest income	5,051	4,999	4,769	19,737	18,542
Non-interest income
Guarantee income	245	487	539	1,611	1,615
Investment gains, net	879	243	(34)	2,076	707
Other income	154	109	99	488	365
Non-interest income	1,278	839	604	4,175	2,687
Net revenues	6,329	5,838	5,373	23,912	21,229
(Provision) benefit for credit losses	(92)	191	467	(476)	872
Non-interest expense
Salaries and employee benefits	(412)	(424)	(409)	(1,677)	(1,606)
Professional services, technology, and occupancy	(336)	(289)	(359)	(1,166)	(1,189)
Credit enhancement expense	(544)	(616)	(585)	(2,345)	(2,339)
Benefit for (decrease in) credit enhancement recoveries	(26)	(4)	(27)	(36)	(189)
Legislative and regulatory assessments	(830)	(814)	(792)	(3,233)	(3,131)
Other expense	(71)	(36)	(18)	(201)	(448)
Non-interest expense	(2,219)	(2,183)	(2,190)	(8,658)	(8,902)
Income before income tax expense	4,018	3,846	3,650	14,778	13,199
Income tax expense	(796)	(741)	(736)	(2,920)	(2,661)
Net income	3,222	3,105	2,914	11,858	10,538
Other comprehensive income (loss), net of taxes and reclassification adjustments	(37)	62	147	(5)	166
Comprehensive income	$3,185	$3,167	$3,061	$11,853	$10,704
Net income	$3,222	$3,105	$2,914	$11,858	$10,538
Amounts attributable to senior preferred stock	(3,185)	(3,167)	(3,061)	(11,853)	(10,704)
Net income (loss) attributable to common stockholders	$37	($62)	($147)	$5	($166)
Net income (loss) per common share	$0.01	($0.02)	($0.05)	$0.00	($0.05)
Weighted average common shares (in millions)	3,234	3,234	3,234	3,234	3,234

Freddie Mac Fourth Quarter and Full-Year 2024 Financial Results
February 13, 2025

FREDDIE MAC
Consolidated Balance Sheets

	December 31,	December 31,
(In millions, except share-related amounts)	2024	2023
Assets
Cash and cash equivalents (includes $1,165 and $978 of restricted cash and cash equivalents)	$5,534	$6,019
Securities purchased under agreements to resell	100,118	95,148
Investment securities, at fair value	55,771	43,275
Mortgage loans held-for-sale (includes $11,394 and $7,356 at fair value)	15,560	12,941
Mortgage loans held-for-investment (net of allowance for credit losses of $6,774 and $6,383 and includes $2,413 and $1,806 at fair value)	3,172,329	3,083,665
Accrued interest receivable	11,029	9,925
Deferred tax assets, net	5,018	4,076
Other assets (includes $5,870 and $6,095 at fair value)	21,333	25,927
Total assets	$3,386,692	$3,280,976
Liabilities and equity
Liabilities
Accrued interest payable	$9,822	$8,812
Debt (includes $2,339 and $2,476 at fair value)	3,304,949	3,208,346
Other liabilities (includes $978 and $873 at fair value)	12,346	16,096
Total liabilities	3,327,117	3,233,254
Commitments and contingencies
Equity
Senior preferred stock (liquidation preference of $129,038 and $117,309)	72,648	72,648
Preferred stock, at redemption value	14,109	14,109
Common stock, $0.00 par value, 4,000,000,000 shares authorized, 725,863,886 shares issued and 650,059,553 shares outstanding	—	—
Retained earnings	(23,270)	(35,128)
AOCI, net of taxes, related to:
Available-for-sale securities	66	72
Other	(93)	(94)
Total AOCI, net of taxes	(27)	(22)
Treasury stock, at cost, 75,804,333 shares	(3,885)	(3,885)
Total equity	59,575	47,722
Total liabilities and equity	$3,386,692	$3,280,976
The table below presents the carrying value and classification of the assets and liabilities related to consolidated variable interest entities (VIEs) on the company's consolidated balance sheets.
	December 31,	December 31,
(In millions)	2024	2023
Assets:
Cash and cash equivalents (includes $1,055 and $890 of restricted cash and cash equivalents)	$1,056	$891
Securities purchased under agreements to resell	12,764	9,396
Investment securities, at fair value	1	65
Mortgage loans held-for-investment, net	3,114,937	3,039,461
Accrued interest receivable	9,900	8,885
Other assets	5,881	4,858
Total assets of consolidated VIEs	$3,144,539	$3,063,556
Liabilities:
Accrued interest payable	$8,469	$7,527
Debt	3,122,941	3,041,927
Total liabilities of consolidated VIEs	$3,131,410	$3,049,454